Exhibit 11 under Form N-1A
                                               Exhibit 23 under Item 601/Reg. SK




                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Federated Municipal Securities Fund, Inc.,:

We consent to the incorporation by reference in Post-Effective Amendment No. 52 to the Registration Statement (No. 2-57191) of Federated Municipal Securities Fund, Inc. of our report dated May 8, 1998, appearing in the Annual Report, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.


/s/ Deloitte & Touche LLP
    DELOITTE & TOUCHE LLP
    Pittsburgh, Pennsylvania
    July 27, 1998